UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

Hercules Capital, Inc.

(formerly known as Hercules Technology Growth Capital, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

On February 25, 2016, Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc.) (the “Company”) issued a press release announcing its earnings for the quarter and year ended December 31, 2015 and that it had declared a dividend. The text of the press release is included as an exhibit to this Form 8-K.

This information disclosed under this Item 2.02 including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 5.03

On February 25, 2016, the Company filed Articles of Amendment (the “Charter Amendment”) with the Secretary of State of the State of Maryland, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The Charter Amendment amended the Company’s Articles of Incorporation to effect a change of the Company’s corporate name from “Hercules Technology Growth Capital, Inc.” to “Hercules Capital, Inc.” (the “Name Change”). The Name Change was approved by the Company’s board of directors on December 3, 2015. The Charter Amendment is effective as of February 25, 2016.

In connection with the Name Change, the Company also amended its bylaws (the “Bylaws Amendment”) to reflect the new corporate name. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Articles of Amendment to the Articles of Incorporation of Hercules Capital, Inc. (f/k/a Hercules Technology Growth Capital, Inc.), as filed with the Secretary of State of Maryland on February 25, 2016

3.2	Amended and Restated Bylaws of Hercules Capital, Inc. (f/k/a Hercules Technology Growth Capital, Inc.)

99.1	Press Release dated February 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

February 25, 2016

	By:	/s/ Mark R. Harris
Mark R. Harris
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of Hercules Capital, Inc. (f/k/a Hercules Technology Growth Capital, Inc.), as filed with the Secretary of State of Maryland on February 25, 2016

3.2	Amended and Restated Bylaws of Hercules Capital, Inc. (f/k/a Hercules Technology Growth Capital, Inc.)

99.1	Press Release dated February 25, 2016